                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                             Lowe's Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

--------------------------------------------------------------------------------



                             LOWE'S COMPANIES, INC.

                 ---------------------------------------------

                                    NOTICE OF

                                 ANNUAL MEETING

                                      AND

                                PROXY STATEMENT

                 ---------------------------------------------


                                      2003







                    [LOGO] LOWE'S HOME IMPROVEMENT WAREHOUSE





--------------------------------------------------------------------------------

------------------------------------------------------
CORPORATE OFFICES       1605 Curtis Bridge Road
                        Wilkesboro, NC 28697
------------------------------------------------------              LOWE'S
                                                                  COMPANIES,
                                                                     INC.


April 16, 2003


TO LOWE'S SHAREHOLDERS:

     It is my pleasure to invite you to the 2003 Annual Meeting to be held at The Park Hotel located at 2200 Rexford Road, Charlotte, NC, on Friday, May 30, 2003 at 10:00 a.m. Directions to The Park Hotel are printed on the back of the Proxy Statement.

     We intend to broadcast the meeting live on the Internet. To participate, visit Lowe's website (www.lowes.com) and navigate to the registration page by clicking on "About Lowe's" and then "Investor Information." A link to the webcast will be posted a few days before the May 30th meeting. An archived replay will also be available beginning approximately three hours after the conclusion of the meeting and running until June 6, 2003.

     Our long time director, Bob Schwartz, is retiring at this meeting, and I look forward to saluting his thirty years of service to Lowe's.

     The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement tells you about the agenda and the procedures for the meeting. It also describes how the company's Board of Directors operates and gives certain information about the company. There are four items of business, as described in detail in the Proxy Statement; so your vote or attendance is important. I look forward to reporting on Fiscal Year 2002, as well as commenting on the results of our first Fiscal Quarter of 2003.

Yours cordially,

/s/ Robert L. Tillman

ROBERT L. TILLMAN
Chairman of the Board
and Chief Executive Officer

                       -----------------------------------
                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           OF LOWE'S COMPANIES, INC.
                       -----------------------------------


Date:    May 30, 2003

Time:    10:00 a.m.

Place:   The Park Hotel
         2200 Rexford Road
         Charlotte, North Carolina


Purpose:  o    To elect three Class II Directors to a term of three years.

          o To vote on a shareholder proposal concerning global workplace labor standards, if presented.

          o To vote on a shareholder proposal concerning redemption of the shareholder rights plan, if presented.

          o To vote on a shareholder proposal concerning a bylaw amendment to require an independent director to serve as chairman of the board of directors, if presented.

          o To transact such other business as may be properly brought before the Annual Meeting.


/s/ Stephen A. Hellrung

STEPHEN A. HELLRUNG
Senior Vice President, General Counsel
& Secretary


Wilkesboro, North Carolina
April 16, 2003






--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES YOU MAY: VOTE AT THE INTERNET SITE ADDRESS LISTED ON YOUR PROXY CARD; CALL THE TOLL-FREE NUMBER SET FORTH ON YOUR PROXY CARD; OR SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

PROPOSAL 1-- ELECTION OF DIRECTORS  . . . . . . . . . . . . . . . . . . .    2

INFORMATION CONCERNING THE NOMINEES . . . . . . . . . . . . . . . . . . .    3

INFORMATION CONCERNING CONTINUING DIRECTORS . . . . . . . . . . . . . . .    4

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD  . .    6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . .   9

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. . . . . . . . . .  10

COMPENSATION OF EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . . .  10

TOTAL RETURN TO SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . .  12

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
  CHANGE IN CONTROL ARRANGEMENTS . . . . . . . . . . . . . . . . . . . . .  12

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE. . . . . . . . . . .  13

AUDIT MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

PROPOSAL 2-- SHAREHOLDER PROPOSAL ON GLOBAL WORKERS' RIGHTS
  STANDARDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

PROPOSAL 3-- SHAREHOLDER PROPOSAL ON SHAREHOLDER RIGHTS PLAN . . . . . . .  19

PROPOSAL 4-- SHAREHOLDER PROPOSAL ON BYLAW AMENDMENT TO REQUIRE AN
  INDEPENDENT DIRECTOR TO SERVE AS CHAIRMAN OF THE BOARD OF DIRECTORS. . .  20

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING. . . . . . . . . . . . .  22

ANNUAL REPORT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

AUDIT COMMITTEE CHARTER. . . . . . . . . . . . . . . . . . . . . . . . . . A-1

                             LOWE'S COMPANIES, INC.

                       ----------------------------------

                                 PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 30, 2003

                       ----------------------------------

                               GENERAL INFORMATION

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Lowe's Companies, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina on Friday, May 30, 2003 at 10:00 a.m. It is anticipated that this Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about April 16, 2003.

OUTSTANDING SHARES

     On April 1, 2003 there were 782,834,160 shares of Common Stock of the Company outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

WHO MAY VOTE

     Only shareholders of record at the close of business on April 1, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

HOW TO VOTE

     You may vote by proxy or in person at the meeting. To vote by proxy, you may: call the toll-free number set forth on the proxy card; vote at the internet site set forth on the proxy card; or mail your signed proxy card to our tabulator in the envelope provided. Even if you plan to attend the meeting, we recommend that you vote prior to the meeting. You can always change your vote as described below.

HOW PROXIES WORK

     The Company's Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (members of Lowe's management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish us to vote your shares, your shares will be voted "for" all director nominees, and "against" the shareholder proposals described on pages 17-21. Proxyholders will also vote shares according to their discretion on any other matter properly brought before the meeting.

     You may receive more than one proxy card depending on how you hold your shares. Generally, you need to vote on the internet, call the toll-free number or sign and return all of your proxy cards to vote all of your shares. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy material from that person. Shares registered in your name are covered by a separate proxy card.

     If for any reason any of the nominees for election as directors becomes unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.

     Abstentions and shares held of record by a broker or its nominee ("broker shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. The vote required to approve each of the matters to be considered at the meeting is disclosed under the caption for such matters. Votes that are withheld and broker shares that are not voted (commonly referred to as "broker non-votes") are not included in determining the number of votes cast in the election of Directors or on other matters.

QUORUM

     In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by the Company are not voted and do not count for this purpose.

CHANGING YOUR VOTE

     The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

VOTES NEEDED

     Director nominees receiving the largest number of votes cast are elected, up to the maximum number of three directors fixed by the Board to be elected at the meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Approval of the shareholder proposals described on pages 17-21 and any other matter properly brought before the meeting requires the favorable vote of a majority of the votes cast.

ATTENDING IN PERSON

     Only shareholders, their designated proxies and guests of the Company may attend the meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the time of the Annual Meeting, the Board of Directors will have 10 members divided into three classes: Class I (three members), Class II (three members) and Class III (four members), with one class being elected each year for a three-year term.

     The three nominees standing for re-election as Class II Directors are:
Peter C. Browning, Kenneth D. Lewis and Thomas D. O'Malley.

     If elected, each Class II nominee will serve three consecutive years with his term expiring in 2006 or until a successor is elected and qualified. The election of each nominee requires the affirmative vote of the holders of the plurality of the shares of Common Stock cast in the election of Directors. Unless authority to vote in the election of Directors is withheld, it is the intention of the persons named as Proxies to vote "FOR" the three nominees. If at the time of the meeting any of these nominees is unavailable for election as a Director for any reason, which is not expected to occur, the persons named as Proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.


                                     INFORMATION CONCERNING THE NOMINEES

CLASS II NOMINEES FOR ELECTION AS DIRECTORS -- TERM TO EXPIRE IN 2006

----------------------------------------------------------------------------------------------------------
                           PETER C. BROWNING                                          DIRECTOR SINCE: 1998
                                                                                                   AGE: 61

                           BUSINESS EXPERIENCE, DIRECTORSHIPS, AND POSITIONS WITHIN THE LAST FIVE YEARS

                           Chairman of Governance Committee, member of Audit Committee and Executive
    [PICTURE OMITTED]      Committee of the Company. Dean of the McColl Graduate School of Business at
                           Queens University of Charlotte since March 2002. Non-Executive Chairman of the
                           Board, Nucor Corporation (Steel Manufacturer) since 2000. President and CEO of
                           Sonoco Products Company April 1998 through July 2000. Other directorships:
                           Acuity Brands Inc.; EnPro Industries, Inc.; The Phoenix Companies, Inc.; Sykes
                           Enterprises, Inc.; and Wachovia Corporation.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                           KENNETH D. LEWIS                                           DIRECTOR SINCE: 2000
                                                                                                   AGE: 56

                           BUSINESS EXPERIENCE, DIRECTORSHIPS, AND POSITIONS WITHIN THE LAST FIVE YEARS

                           Member of Compensation and Organization Committee and Governance Committee of
    [PICTURE OMITTED]      the Company. Chairman, Chief Executive Officer and President of Bank of America,
                           President and Chief Operating Officer (Oct. 1999 to April 2001), President (Jan.
                           1999 -- Oct. 1999), President, Consumer and Commercial Banking (1998-1999) of
                           that Company, and President of NationsBank Corporation (1993-1998). Director of
                           Bank of America since 1999. Other directorships: Health Management Associates,
                           Inc.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                           THOMAS D. O'MALLEY                                         DIRECTOR SINCE: 2000
                                                                                                   AGE: 61

    [PICTURE OMITTED]      BUSINESS EXPERIENCE, DIRECTORSHIPS, AND POSITIONS WITHIN THE LAST FIVE YEARS

                           Member of Audit Committee and Governance Committee of the Company. Chairman of
                           the Board and Chief Executive Officer of Tosco Corporation until its sale to
                           Phillips Petroleum in 2001. Currently serving as Chairman, President and Chief
                           Executive Officer of Premcor Inc., an oil refiner. Other directorships:
                           PetsMart, Inc.
----------------------------------------------------------------------------------------------------------

                                    INFORMATION CONCERNING CONTINUING DIRECTORS

CLASS III DIRECTORS -- TERM TO EXPIRE IN 2004

----------------------------------------------------------------------------------------------------------
                           LEONARD L. BERRY                                           DIRECTOR SINCE: 1998
                                                                                                   AGE: 60

                           BUSINESS EXPERIENCE, DIRECTORSHIPS, AND POSITIONS WITHIN THE LAST FIVE YEARS
    [PICTURE OMITTED]
                           Member of Audit Committee and Governance Committee of the Company. Distinguished
                           Professor of Marketing and M. B. Zale Chair in Retailing and Marketing
                           Leadership, Texas A&M University, since 1982. Other directorships: Darden
                           Restaurants, Inc.; Genesco Inc.; and Grocery Outlet, Inc.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                           PAUL FULTON                                                DIRECTOR SINCE: 1996
                                                                                                   AGE: 68

                           BUSINESS EXPERIENCE, DIRECTORSHIPS, AND POSITIONS WITHIN THE LAST FIVE YEARS
    [PICTURE OMITTED]
                           Chairman of Compensation and Organization Committee, member of Executive
                           Committee and Governance Committee of the Company. Chairman of the Board of
                           Bassett Furniture Industries, Inc. since 2000 and Director since 1994, Chief
                           Executive Officer of Bassett Furniture from 1997 until 2000. Dean, Kenan-Flagler
                           Business School, University of North Carolina, Chapel Hill, NC, 1994-1997. Other
                           directorships: Bank of America; Sonoco Products Company; and Wm. Carter Company.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                           DAWN E. HUDSON                                             DIRECTOR SINCE: 2001
                                                                                                   AGE: 45

                           BUSINESS EXPERIENCE, DIRECTORSHIPS, AND POSITIONS WITHIN THE LAST FIVE YEARS
    [PICTURE OMITTED]
                           Member of Compensation and Organization Committee and Governance Committee of
                           the Company. President of Pepsi Cola Company North America since June 2002.
                           Senior Vice President, Strategy and Marketing for Pepsi Cola Company North
                           America (1997-2002).
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                           ROBERT L. TILLMAN                                          DIRECTOR SINCE: 1994
                                                                                                   AGE: 59
    [PICTURE OMITTED]
                           Business Experience, Directorships, and Positions within the Last Five Years

                           Chairman of the Board since January 1998, Chief Executive Officer since 1996.
                           Chairman of Executive Committee of the Company.
----------------------------------------------------------------------------------------------------------


CLASS I DIRECTORS -- TERM TO EXPIRE IN 2005

----------------------------------------------------------------------------------------------------------
                           ROBERT A. INGRAM                                           DIRECTOR SINCE: 2001
                                                                                                   AGE: 60

                           Business Experience, Directorships, and Positions within the Last Five Years

                           Member of Compensation and Organization Committee and Governance Committee.
                           Non-Executive Chairman, OSI Pharmaceuticals, Inc.; Vice Chairman
    [PICTURE OMITTED]      Pharmaceuticals, GlaxoSmithKline (International Pharmaceutical Corporation);
                           Chief Operating Officer and President, Pharmaceutical Operations of
                           GlaxoSmithKline (January 2001-2002), having previously served as Chief Executive of Glaxo Wellcome plc (1997-2000), Chairman of Glaxo Wellcome Inc., (Glaxo
                           Wellcome plc's United States subsidiary) (1999-2000); Chairman, President and
                           Chief Executive Officer of Glaxo Wellcome Inc. (1997-1999), and President and
                           Chief Executive Officer of Glaxo Wellcome Inc. prior thereto. Other directorships: Edwards Lifesciences Corporation; Misys plc (Non-Executive
                           Director); Molson, Inc.; Nortel Networks; OSI Pharmaceuticals, Inc.
                           (Non-Executive Chairman); and Wachovia Corporation.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                           RICHARD K. LOCHRIDGE                                       DIRECTOR SINCE: 1998
                                                                                                   AGE: 59

                           BUSINESS EXPERIENCE, DIRECTORSHIPS, AND POSITIONS WITHIN THE LAST FIVE YEARS
    [PICTURE OMITTED]
                           Chairman of Audit Committee, member of Executive Committee and Governance
                           Committee of the Company. President, Lochridge & Company, Inc., (General
                           Management Consulting Firm) since 1986. Other directorships: Dover Corporation;
                           John H. Harland Company; and PetsMart, Inc.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                           CLAUDINE B. MALONE                                         DIRECTOR SINCE: 1995
                                                                                                   AGE: 66

                           BUSINESS EXPERIENCE, DIRECTORSHIPS, AND POSITIONS WITHIN THE LAST FIVE YEARS

    [PICTURE OMITTED]      Member of Compensation and Organization Committee and Governance Committee of
                           the Company. President and Chief Executive Officer, Financial & Management
                           Consulting, Inc., since 1984; Former Chairman, Federal Reserve Bank, Richmond,
                           Va., 1996-1999 (Member since 1994). Other directorships: CGNU Life Insurance
                           Co.; Hasbro, Inc.; LaFarge Corporation; and Science Applications International
                           Corporation.
----------------------------------------------------------------------------------------------------------

      INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

CLASSIFICATION OF DIRECTORS

     Each Lowe's Director is classified as an "Independent Director" or a "Management Director." A "Management Director" is a present or former employee who serves as a Director. An "Independent Director" is a Director within the scope of Securities and Exchange Commission rules defining "non-employee directors." All Directors are Independent Directors, except for Mr. Tillman, who is a Management Director.

COMPENSATION OF DIRECTORS -- STANDARD ARRANGEMENTS

     Mr. Tillman receives no Director or Committee compensation. Directors who are not employed by the Company are paid an annual retainer of $75,000, plus $15,000 annually for serving as a Committee Chairman.

COMPENSATION OF DIRECTORS -- OTHER ARRANGEMENTS

     In 1999, shareholders approved the Lowe's Companies, Inc. Directors' Stock Option Plan. This Plan provides for each eligible Director to be awarded a stock option to purchase 4,000 shares of Company Common Stock at the first Directors' Meeting following the Annual Meeting (the "Award Date"). The Company reserved 500,000 shares of Common Stock for the Plan, of which 58,676 option shares are currently exercisable. Each option becomes exercisable with respect to 1,334 of the shares of Common Stock on May 15 of the first calendar year following the Award Date and 1,333 shares on May 15 of each of the second and third calendar years following the Award Date. Each option has a seven-year term. The exercise price is set based on the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on the Award Date, which was $47.16. Options for 4,000 shares each were granted on May 31, 2002 to Directors Berry, Browning, Fulton, Hudson, Ingram, Lewis, Lochridge, Malone, O'Malley and Schwartz. Mr. Tillman does not participate in this Plan.

     In 1994, the Board adopted the Lowe's Companies, Inc. Directors' Deferred Compensation Plan. This Plan allows each non-employee Director to defer receipt of all, but not less than all, of the annual retainer and meeting fees otherwise payable to the Director. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the Director. One investment measure adjusts the account based on the Wachovia Bank and Trust Company prime rate plus 1%. The other investment measure assumes that the deferrals are invested in the Company's Common Stock. A Director may allocate deferrals between the two investment measures in 25% multiples. Account balances are paid in cash following the termination of a Director's service.

BOARD OF DIRECTORS

     During Fiscal Year 2002, the Board of Directors held seven meetings. The Board has four standing committees, Audit, Compensation and Organization, Executive and Governance. All Directors attended at least 75% of the meetings of the Board and the Committees on which they served with the exception of Messrs. Ingram and Lewis, who each attended 71% of the meetings of the Board and the Committees on which they served.
Audit Committee


NUMBER OF MEMBERS:     Five

MEMBERS:               Richard K. Lochridge (Chairman), Leonard L. Berry, Peter C. Browning,
                       Thomas D. O'Malley and Robert G. Schwartz

NUMBER OF MEETINGS
 IN FISCAL YEAR 2002:  Eight

FUNCTIONS:             The Audit Committee meets with the internal auditing staff and representatives of the Company's independent accounting firm without senior management present and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit and the fees charged by the independent accountants for audit services, financial information systems design and
                       implementation services, and all other services; determines the duties and responsibilities of the internal auditors; reviews financial statements and the accounting principles being applied; and reviews audit results and other matters relating to internal control and compliance with the Company's code of ethics. In addition, the Audit
                       Committee recommends annually the engagement of the Company's independent accountants. The Board of Directors adopted an amended and restated Audit Committee Charter on April 4, 2003. The Amended and
                       Restated Audit Committee Charter is attached to this proxy statement as Appendix A.

COMPENSATION AND ORGANIZATION COMMITTEE

NUMBER OF MEMBERS:     Five

MEMBERS:               Paul Fulton (Chairman), Dawn E. Hudson, Robert A. Ingram,
                       Kenneth D. Lewis and Claudine B. Malone

NUMBER OF MEETINGS
 IN FISCAL YEAR 2002:  Four

FUNCTIONS:             This Committee reviews and sets the compensation of Directors who are employees of the Company; reviews the compensation of Senior management; reviews and approves all annual bonus plans; reviews and approves all forms of compensation that exceed one year in duration, including employee stock option and deferred compensation awards;
                       administers and interprets all provisions of all compensation, employee stock option, stock appreciation rights and other incentive plans; and approves awards pursuant to the terms of any employee stock option or stock appreciation rights plan.

EXECUTIVE COMMITTEE

NUMBER OF MEMBERS:     Four

MEMBERS:               Robert L. Tillman (Chairman), Peter C. Browning, Paul
                       Fulton, and Richard K. Lochridge

NUMBER OF MEETINGS
 IN FISCAL YEAR 2002:  Two

FUNCTIONS:             The Executive Committee exercises all of the powers of the Board of
                       Directors between meetings, except as otherwise limited by law.


GOVERNANCE COMMITTEE

NUMBER OF MEMBERS:     Ten

MEMBERS:                Peter C. Browning (Chairman), Leonard L. Berry, Paul Fulton,  Dawn
                        E. Hudson, Robert A. Ingram, Kenneth D. Lewis, Richard K. Lochridge,
                        Claudine B. Malone, Thomas D. O'Malley and Robert G. Schwartz

NUMBER OF MEETINGS
 IN FISCAL YEAR 2002:  Three

FUNCTIONS:             This Committee's responsibilities include screening suggestions for new Board members and making recommendations to the full Board;
                       conducting an annual performance evaluation of the Chief Executive
                       Officer; and conducting an annual review of the performance of the full Board and structure of Board Committees. This Committee functions as a nominating committee by recommending nominees for election as
                       Directors of the Company. The Committee considers nominees recommended by shareholders. Any such recommendation should be submitted in writing to the Secretary of the Company no later than 120 days prior to the date of mailing the proxy materials for each annual meeting
                       (generally, not later than the middle of December preceding the Annual
                       Meeting). The recommendation should include information that will enable the Committee to evaluate the qualifications of the proposed nominee.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the beneficial ownership as of April 1, 2003, except as noted, of Common Stock of each Director of the Company, each nominee for election as a Director of the Company, the Officers named in the Summary Compensation Table, each shareholder known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and Directors and Executive Officers as a group:

NAME OR NUMBER                                                               NUMBER OF       PERCENT
OF PERSONS IN GROUP (1)                                                    SHARES (2) (3)    OF CLASS
-----------------------                                                    --------------    ---------
Leonard L. Berry . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19,501            *
Peter C. Browning. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24,168            *
Paul Fulton. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45,127            *
Dawn E. Hudson . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4,401            *
Robert A. Ingram . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7,052            *
Kenneth D. Lewis . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11,052            *
Richard K. Lochridge . . . . . . . . . . . . . . . . . . . . . . . . . . .      20,001            *
Claudine B. Malone . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22,001            *
Thomas D. O'Malley . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28,001            *
Dale C. Pond . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     334,580            *
Robert G. Schwartz . . . . . . . . . . . . . . . . . . . . . . . . . . . .     150,001            *
Larry D. Stone . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     562,506            *
Robert L. Tillman. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,685,370            *
Incumbent Directors, Director Nominees
  and Executive Officers as a Group (32 in total). . . . . . . . . . . . .   6,554,658            *

State Street Bank and
  Trust Company, Trustee
  225 Franklin Street
  Boston, MA 02110 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67,667,029(4)       8.7%

Capital Research and Management Company
  333 South Hope Street
  Los Angeles, CA 90071. . . . . . . . . . . . . . . . . . . . . . . . . .  73,928,500(5)       9.5%

FMR Corp.
  82 Devonshire Street E14B
  Boston, MA 02109 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51,418,413(6)       6.6%

-----------------------
*    Less than 1%.

(1) Excludes Messrs. Warden and Whiddon who retired from the Company effective March 7, 2003.

(2) Includes shares that may be acquired within 60 days under the Company's Stock Option Plans as follows: Mr. Pond 226,430 shares; Mr. Stone 371,312 shares; Mr. Tillman 1,591,562 shares; Directors Berry, Browning, Fulton, Lochridge, Malone and Schwartz 8,001 shares each; Directors Lewis and O'Malley 4,001 shares each; Directors Hudson and Ingram 1,334 each with aggregate shares for all Executive Officers and Directors as a group (32) being 6,554,658.

(3) Does not include phantom shares credited to the accounts of Executive Officers and Directors under the Company's Deferral Program as of the end of Fiscal Year 2002 as follows: Mr. Browning 4,422 shares; Mr. Fulton 4,490 shares; Mr. Ingram 3,051 shares; Mr. Lewis 3,051 shares; Mr. Tillman 200,223 shares, with aggregate shares for participating Executive Officers and Directors as a group (10) being 347,159.

(4) Shares held at December 31, 2002, according to Schedule 13G filed on February 7, 2003 with the Securities and Exchange Commission, which total includes 48,271,428 shares held in trust for the benefit of the Company's 401(k) Plan participants, Shares allocated to participants' 401(k) accounts are voted by the participants by giving voting instructions to State Street Bank (the "Trustee"). A fiduciary committee directs the Trustee in the manner in which shares not voted by participants are to be voted. This committee has six members, including Mr. Stone.

(5) Shares held at December 31, 2002, according to Schedule 13G filed on February 13 , 2003 with the Securities and Exchange Commission.

(6) Shares held at December 31, 2002 according to Schedule 13G filed on February 13, 2003 with the Securities and Exchange Commission.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934 during Fiscal Year 2002 and Form 5 and amendments thereto furnished to the Company with respect to Fiscal Year 2002, and written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its Officers, Directors and beneficial owners have been complied with, except that Michael K. Brown, Senior Vice President -- Store Operations (Western), inadvertently did not disclose in a timely manner a sale of 360 shares of the Company's Common Stock and filed an amended Form 4 to report this transaction.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid Executive Officers for the three fiscal years ended January 31, 2003:

                                                SUMMARY COMPENSATION TABLE


                                                   ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                            -----------------------------------  ---------------------------------
                                                                                           AWARDS          PAYOUTS
                                                                                 ------------------------  -------
                                  FISCAL                             OTHER       RESTRICTED      STOCK
                                   YEAR                              ANNUAL         STOCK       OPTIONS     LTIP      ALL OTHER
NAME & PRINCIPAL POSITION         ENDED       SALARY      BONUS   COMPENSATION    AWARDS(1)   # SHARES(2)  PAYOUTS  COMPENSATION(3)
-------------------------        --------   ---------   --------- ------------   ----------   -----------  -------- ---------------
Robert L. Tillman . . . . . .    01/31/03   1,000,000   3,000,000   400,391(4)    0 shares      216,000       0              0
  Chairman of the Board and      02/01/02     935,000   1,916,049   471,384       0 shares      499,000       0         17,000
  Chief Executive Officer        02/02/01     935,000     690,030   184,010       0 shares      320,000       0         11,900

Larry D. Stone  . . . . . . .    01/31/03     675,000   1,350,000   188,508(5)    0 shares      102,000       0              0
  Senior Executive Vice          02/01/02     600,000     982,950   232,144       0 shares      223,000       0         17,000
  President, Store Operations    02/02/01     600,000     442,800   102,004       0 shares      154,000       0         11,900

William C. Warden, Jr.* . . .    01/31/03     505,000   1,010,000   138,799(6)    0 shares       76,000       0              0
  Executive Vice President,      02/01/02     470,000     769,978   176,361       0 shares      193,000       0         17,000
  Administration                 02/02/01     460,000     339,480    73,995       0 shares      118,000       0         11,900

Thomas E. Whiddon*  . . . . .    01/31/03     505,000   1,010,000   138,799(7)    0 shares       76,000       0              0
  Executive Vice President,      02/01/02     470,000     769,978   176,360       0 shares      193,000       0         17,000
  Logistics and Technology       02/02/01     450,000     332,100    75,070       0 shares      116,000       0         11,900

Dale C. Pond  . . . . . . . .    01/31/03     518,000   1,036,000   143,365(8)    0 shares       78,000       0              0
  Senior Executive Vice          02/01/02     450,000     737,213   169,208       0 shares      177,000       0         17,000
  President, Merchandising       02/02/01     400,000     295,200    62,430       0 shares      104,000       0         11,900

-------------------------

* Messrs. Warden and Whiddon retired as officers of the Company effective March 7, 2003.

(1)  No Restricted Stock Awards were granted during Fiscal 2000, 2001, or 2002.

(2) Prior year stock option grants have been adjusted to reflect the 2-for-1 stock split effective June 29, 2001.

(3)  Amounts shown are employer contributions to the Employee Stock Ownership
     Plan.

(4) Amount shown is the total of the company match under the Benefit Restoration Plan ($381,737), the taxable value of group term life insurance in excess of $50,000 ($1554), and taxable value of personal use of corporate aircraft ($17,100).

(5) Amount shown is the total of the company match under the Benefit Restoration Plan ($187,983) and the taxable value of group term life insurance in excess of $50,000 ($525).

(6) Amount shown is the total of the company match under the Benefit Restoration Plan ($138,249) and the taxable value of the group term life insurance in excess of $50,000 ($550).

(7) Amount shown is the total of the company match under the Benefit Restoration Plan ($138,249) and the taxable value of the group term life insurance in excess of $50,000 ($550).

(8) Amount shown is the total of the company match under the Benefit Restoration Plan ($141,750) and the taxable value of the group term life insurance in excess of $50,000 ($1615).

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to stock options and SARs granted to the named Executive Officers during Fiscal Year 2002:

                                                  INDIVIDUAL GRANTS
                             --------------------------------------------------
                             NUMBER OF                                              POTENTIAL REALIZABLE VALUE
                             SECURITIES   % OF TOTAL                                     AT ASSUMED ANNUAL
                             UNDERLYING  OPTIONS/SARS    EXERCISE                       RATES OF STOCK PRICE
                              OPTIONS/    GRANTED TO      OR BASE                   APPRECIATION FOR OPTION TERM
                                SARS     EMPLOYEES IN      PRICE     EXPIRATION  ---------------------------------
NAME                          GRANTED     FISCAL YEAR     $/SHARE       DATE           5%                  10%
-----                        ----------  -------------   ----------  ----------  ---------------     -------------
Robert L. Tillman. . . . .    216,000        3.88%         $43.99     03/01/09    $3,868,203.08      $9,014,558.09
Larry D. Stone . . . . . .    102,000        1.83           43.99     03/01/09     1,826,651.45       4,256,874.65
Dale C. Pond . . . . . . .     78,000        1.40           43.99     03/01/09     1,396,851.11       3,255,257.09
William C. Warden, Jr. . .     76,000        1.36           43.99     03/01/09     1,361,034.42       3,171,788.96
Thomas E. Whiddon. . . . .     76,000        1.36           43.99     03/01/09     1,361,034.42       3,171,788.96

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information concerning options exercised during Fiscal Year 2002 and the unexercised options/SARs held by each of the named Executive Officers at January 31, 2003:

                                                                                           VALUE OF UNEXERCISED
                                                          NUMBER OF SECURITIES                 IN-THE-MONEY
                                                         UNDERLYING UNEXERCISED            OPTIONS/SARS AT FY END
                                                         OPTIONS/SARS AT FY-END              ($34.18 AT FY-END)
                            ACQUIRED ON     VALUE     ------------------------------   -------------------------------
NAME                        EXERCISE (1)   REALIZED   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                        ------------  ----------  ------------   ---------------   -------------   ---------------
Robert L. Tillman. . . . .           0            0       828,000         607,000        8,790,500        1,441,800
Larry D. Stone . . . . . .       4,244       95,904       291,312         279,000        3,013,178          614,100
William C. Warden, Jr. . .           0            0       158,444         233,000        1,545,070          480,600
Thomas E. Whiddon. . . . .      58,400    1,456,696       214,400         233,000        2,200,762          480,600
Dale C. Pond . . . . . . .           0            0       169,764         224,332        1,718,850          409,391

---------------------

(1) All shares acquired on exercise of stock options. No stock appreciation rights (SAR) grants were outstanding as of the end of Fiscal Year 2002.

             LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     No awards were made under any long-term incentive plans for the Company during Fiscal Year 2002.

                          TOTAL RETURN TO SHAREHOLDERS

     The following graph compares the total returns (assuming reinvestment of dividends) of the Company's Common Stock, the S&P 500 Index and the S&P Retail Index. The graph assumes $100 invested on January 30, 1998 in the Company's Common Stock and each of the indices.





                              [PERFORMANCE GRAPH]





SOURCE: BLOOMBERG FINANCIAL SERVICES

                   1/30/98   1/29/99    1/28/00   2/2/01    2/1/02    1/31/03
                   -------   -------    -------   -------   -------   -------
LOWE'S . . . . . . $100.00   $231.36    $177.21   $214.76   $365.36   $273.84
S&P 500. . . . . . $100.00   $132.49    $142.59   $143.13   $120.63   $ 93.52
S&P RETAIL . . . . $100.00   $167.57    $183.67   $185.04   $200.70   $144.40
INDEX
               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into Management Continuity Agreements with each of Messrs. Tillman, Stone, Warden, Whiddon and Pond, and with Robert Niblock who was elected President on March 1, 2003, as well as 17 other executive officers. Other than the termination compensation amounts, the agreements are identical. Each was unanimously approved by the non-employee members of the Board of Directors.

     The agreements provide for certain benefits if the Company has a change-in-control followed by termination of the executive's employment without cause by the Company's successor, or by the employee for certain reasons, including a downgrading of the officer's position. "Cause" means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.

     All agreements provide for three-year terms. On the third anniversary, and every anniversary thereafter, the term is extended automatically for an additional year unless the Company does not extend the term. The agreements are automatically extended for 24 months after a change-in-control.

     If benefits are paid under an agreement, the executive will receive (i) a lump-sum severance payment equal to three times annual base salary, incentive bonus and welfare insurance costs for Messrs. Tillman, Stone, Pond and Niblock and two times annual base salary, incentive bonus and welfare insurance costs for all other participating Executive Officers, and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, the executive will be compensated for any excise tax liability he may incur as a result of excess parachute payments and for income taxes attributable to excise tax reimbursements.

     Messrs. Warden and Whiddon retired as officers of the Company on March 7, 2003. Upon retirement, neither former officer was entitled to any benefits under his Management Continuity Agreement.

     All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

               REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE

     THIS REPORT BY THE COMPENSATION AND ORGANIZATION COMMITTEE IS REQUIRED BY RULES OF THE SECURITIES AND EXCHANGE COMMISSION. IT IS NOT TO BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT WHICH INCORPORATES BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, AND IT IS NOT TO BE OTHERWISE DEEMED FILED UNDER EITHER SUCH ACT.

     The Compensation and Organization Committee (the "Committee") of the Board of Directors comprises five Independent Directors and is responsible for administering the Company's Executive Compensation Program for all executives at a compensation level set by the Committee. In carrying out its responsibilities, the Committee:

     o Articulates the Company's executive compensation philosophies and policies to executive management, participates in compensation program development, and has authority for approval of awards under the Company's plans and programs;

     o Monitors and approves on-going base salary and incentive compensation programs for executive management, including participation, performance goals and criteria, interpretation of provisions and determination of award payouts;

     o Reviews and approves base salary recommendations for Executive Officers of the Company; and

     o Initiates all compensation actions for the Chairman of the Board and Chief Executive Officer, subject to final Board approval.

     The Committee has retained a national consulting firm (which reports to the Committee) to be a source of on-going advice to both the Committee and management.

EXECUTIVE COMPENSATION PRINCIPLES

     The Company's Executive Compensation Program has been designed to establish a strong link between the creation of shareholder value and the compensation earned by its Executive Officers. It is the intention of the Committee that, to the extent practical, all compensation paid under the Executive Compensation Program of the Company (other than incentive stock options) will be tax deductible to the Company in the year paid to the executive. The fundamental objectives of the Program are to:

     o Align executive compensation with the Company's mission, values and business strategies;

     o Attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value; and

     o Provide compensation which is commensurate with the Company's performance and the contributions made by executives toward this performance.

     The Program is intended to provide compensation which is competitive with comparable companies in the retailing industry (with particular emphasis on specialty hard goods retailers and major U.S. retailers) when the Company is meeting its targeted financial goals. At the same time, the Program seeks to provide above average compensation when the Company's targeted goals are exceeded, and below average compensation when targeted performance goals are not achieved.

     The Program provides for larger portions of total compensation to vary on the basis of Company performance for higher levels of executives (i.e., the most senior executive Officers have more of their total compensation at risk on the basis of Company performance than do lower levels of executives). All Executive Officers participate in the same direct compensation programs as the other executives of the Company, with the only differences being the degree of compensation risk and the overall magnitude of the potential awards.

     The Committee believes that Executive Officers of the Company should be encouraged to own significant holdings of the Company's Common Stock to align their interests with those of the Company's shareholders. Through the operation of the Company's 401(k) Plan, the Employee Stock Purchase Plan, the 1994 Incentive Plan, the 1997 Incentive Plan, and the 2001 Incentive Plan, vehicles are provided to enable executives to acquire Common Stock, subject to regulatory limitations. The Company also has stock ownership guidelines for the Chairman and CEO, President and Senior Executive Vice Presidents.

ELEMENTS IN THE EXECUTIVE COMPENSATION PROGRAM

     The Company's Executive Compensation Program comprises the following elements:

BASE SALARY

     Salaries for Executive Officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and salaries for competitive positions in the retailing industry.

     Executive Officers' base salaries are reviewed annually and are approved by the Committee. Salaries of Executive Officers are compared with those of comparable executive positions in the retailing industry throughout the United States. The Committee uses the median level of base salary as a guideline, in conjunction with the executive's performance and qualifications, for establishing salary levels.

1994, 1997 AND 2001 INCENTIVE PLANS

     The 1994, 1997 and 2001 Incentive Plans, which were approved by shareholders in 1994, 1997 and 2001, respectively, are intended to attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value. The Incentive Plans help to place further emphasis on executive ownership of the Company's Common Stock. The Incentive Plans are designed to assure the deductibility of executive compensation for federal and state income tax purposes.

     SHORT-TERM INCENTIVES. The Management Bonus Program is administered pursuant to the Incentive Plans. The Management Bonus Program provides bonus opportunities that can be earned upon the achievement by the Company of predetermined annual earnings growth objectives. No bonuses are paid if performance is below the threshold level of corporate profitability. If the financial goals are fully met, 100% of the stated bonus opportunity is earned. A bonus equal to 300% of the February 2, 2002 base salary was paid to the Chairman and CEO and bonuses equal to 200% of the February 2, 2002 base salary were paid to the four other most highly paid Executive Officers for the year ended January 31, 2003 because the Company's financial results exceeded the maximum predetermined annual earnings growth objectives.

     LONG-TERM INCENTIVES. The Incentive Plans authorize the grant of stock options. The option price cannot be less than the market price of the Company's Common Stock on the date on which the option is granted. Consequently, stock options granted under the Incentive Plans measure performance and provide compensation solely on the basis of the appreciation in the price of the Company's Common Stock. During Fiscal Year 2002, the Committee approved a broad-based stock option grant to executive and senior management, middle managers and professionals, and retail store managers and assistant managers.

     Stock appreciation rights also may be granted under the Incentive Plans. These rights entitle the recipient to receive a payment based solely on the appreciation in the Company's Common Stock following the date of the award. Stock appreciation rights thus measure performance and provide compensation only if the price of the Company's Common Stock appreciates. No stock appreciation rights grants were made during Fiscal Year 2002 nor are any previous grants outstanding.

     Under the 2001 Incentive Plan, the Committee approved the grant of deferred stock units for a total of 550,000 shares to senior executives on March 1, 2003. Mr. Tillman was granted 150,000 shares. Mr. Niblock, the Company's President, and Messrs. Pond and Stone, two Senior Executive Vice Presidents, were granted 100,000 shares each, and two Senior Vice Presidents were granted 50,000 shares each. Each of the grants, with the exception of Mr. Niblock's, will vest 40% on the third anniversary of the grant and the remaining 60% on the fifth anniversary of the grant. Mr. Niblock's grant will be fully vested on the fifth anniversary of the grant. The executives must make a deferral election within 30 days of the date of the grant.

     The Incentive Plans also authorize awards of Company Common Stock. No Performance Accelerated Restricted Stock (PARS) or Performance Stock Awards were issued during Fiscal Year 2002, nor are any previous grants outstanding.

     The 1994, 1997, and 2001 Incentive Plans include a Deferral Program. The Deferral Program, available to executives at or above the Vice-President level, permits deferral of receipt of certain stock incentives (vested performance stock awards and performance accelerated restricted stock and gain on non-qualified stock options), but not salary or bonus. The single exception to this provision is that the Deferral Program will accept the mandatory deferral of cash compensation to the extent that it would not be a tax-deductible item for the Company under the Internal Revenue Code Section 162(m).

     The Deferral Program requires that the executive make a deferral election in the year prior to the year in which a stock option is exercised or the year a restricted stock grant vests. Deferred shares are cancelled upon the participant's election and tracked as phantom shares. During the deferral period, the participant's account is credited with amounts equal to the dividends paid on actual shares. Shares are reissued when distributed to the executive. Unless a participant elects otherwise, deferred benefits are generally payable beginning on the March 15 following the earlier of the executive's retirement or other termination of employment or his or her 65th birthday.

     The Deferral Program is unfunded. A deferred benefit under the Program is at all times a mere contractual obligation of the Company. A participant and his beneficiaries have no right, title, or interest in the benefits deferred under the Program or any claim against them.

BENEFIT RESTORATION PLAN

     The Amended and Restated Benefit Restoration Plan, effective August 3, 2002, is intended to provide qualifying executives with benefits equivalent to those received by all other employees under the Company's basic qualified employee retirement plans. Qualifying executives are those whose annual additions and other benefits, as normally provided to all participants under those qualified plans, would be curtailed by the effect of Internal Revenue Code restrictions.

OTHER COMPENSATION

     The Company's Executive Officers participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its Executive Officers.

THE CEO'S COMPENSATION IN THE FISCAL YEAR ENDED JANUARY 31, 2003

     The Committee made no change to Mr. Tillman's annual base salary of $1,000,000 effective February 1, 2003, the start of the next fiscal year. The Committee made its decision based upon the operating performance of the Company.

     The Committee authorized payment to Mr. Tillman of an annual bonus of $3,000,0000 under the 2002 Management Bonus Program. The Committee determined Mr. Tillman's bonus solely on the basis of the Company's earnings performance versus the goals for such performance, which the Committee established at the beginning of the performance period.

     Mr. Tillman was granted options for 216,000 shares of Company Stock on March 1, 2002 at $43.99, the fair market value of the Stock on the date of the grant; 2,273 shares of the grant are incentive stock options and the remaining 213,727 shares are non-qualified stock options. The options become exercisable in thirds after one, two and three years from the date of the grant. The options expire after seven years.

     Mr. Tillman earned a Benefit Restoration Plan payment of $381,737 for the fiscal year ended January 31, 2003.

     The Committee believes that the payments and stock incentives described herein were necessary to maintain the competitiveness of Mr. Tillman's compensation package in comparison to those of other chief executive officers of similarly situated companies.

                                      * * *

     The Committee believes that the Company's Executive Compensation Program has been strongly linked to the Company's performance and the enhancement of shareholder value. The Committee intends to continually evaluate the Company's compensation philosophies and plans to ensure that they are appropriately configured to align the interests of executives and shareholders and to ensure that the Company can attract, motivate and retain talented management personnel.

Paul Fulton, Chairman
Dawn E. Hudson
Robert A. Ingram
Kenneth D. Lewis
Claudine B. Malone

April 3, 2003

                                  AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE

     THIS REPORT BY THE AUDIT COMMITTEE IS REQUIRED BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION. IT IS NOT TO BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT WHICH INCORPORATES BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, AND IT IS NOT TO BE OTHERWISE DEEMED FILED UNDER EITHER SUCH ACT.

     The Audit Committee has five members, all of which are independent directors as defined by Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual: Richard K. Lochridge (Chairman), Leonard L. Berry, Peter C. Browning, Thomas D. O'Malley and Robert G. Schwartz. The Audit Committee meets regularly with (1) the internal auditing staff, (2) representatives of the Company's independent accounting firm (Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte")) without senior management present and (3) representatives of senior management. The Committee reviews the general scope of the Company's annual audit and the fees charged by the independent accountants, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied, and reviews audit results and other matters relating to internal control and compliance with the Company's code of ethics.

     In carrying out its responsibilities, the Committee has

     o reviewed and discussed the audited financial statements with management,

     o discussed with the independent auditors the matters required to be communicated to audit committees by Statement on Auditing Standards No. 61, and

     o received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 and has discussed with Deloitte that firm's independence.

     Based on the review and discussions noted above and the report of Deloitte to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003.

Richard K. Lochridge (Chairman)
Leonard L. Berry
Peter C. Browning
Thomas D. O'Malley
Robert G. Schwartz

April 3, 2003

AUDIT FEES

     Aggregate fees billed to the Company for the fiscal year ended January 31, 2003 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

                                                                                                    2002
                                                                                                    ----
Audit Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $600,000
                                                                                                  ========
Financial Information Systems Design and Implementation Fees. . . . . . . . . . . . . . . . . . .        0
Audit-Related Fees-- Fees for Consents, Comfort Letters and for Audits of the Company's
     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  155,306
Other Non-audit Related Fees-- Tax Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  537,387
                                                                                                   -------
All Other Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $692,693
                                                                                                  ========

     The Committee has considered whether the provision of the information technology services and other non-audit services to the Company is compatible with Deloitte's independence.

INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Deloitte as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2003. Deloitte has served in such capacity continuously since 1982.

     Representatives of Deloitte are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

                                   PROPOSAL 2
            SHAREHOLDER PROPOSAL ON GLOBAL WORKERS' RIGHTS STANDARDS

     The second proposal to be voted upon at the Annual Meeting asks the shareholders to consider a proposal of the Comptroller of the City of New York, as custodian and trustee of the New York City Teachers, Employees, Fire and Police Pension Funds (the "Pension Funds"), 1 Centre Street, New York, NY 10007-2341, owner of 2,637,328 shares of the Company's Common Stock. The Pension Funds have offered the following proposal, which, to be approved, requires the affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting:

SHAREHOLDER PROPOSAL:

                                LOWE'S COMPANIES
                         GLOBAL HUMAN RIGHTS STANDARDS

     Whereas, Lowe's Companies currently has extensive overseas operations, and

     Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of some U.S.-based corporations has led to an increased public awareness of the problems of child labor, "sweatshop" conditions, and the denial of labor rights in U.S. corporate overseas operations, and

     Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

     Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

     Whereas, these standards incorporate the conventions of the United Nations' International Labor Organization (ILO) on workplace human rights which include the following principles:

     1) All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)

     2) Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

     3) There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Convention 100 and 111)

     4) Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105)

     5)   There shall be no use of child labor. (ILO Convention 138), and,

     Whereas, independent monitoring of corporate adherence to these standards is essential if consumer and investor confidence in our company's commitment to human rights is to be maintained,

     Therefore, be it resolved that shareholders request that the company commit itself to the implementation of a code of corporate conduct based on the aforementioned ILO human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards.

COMPANY RESPONSE:

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THE PROPOSAL RESPECTING THE GLOBAL WORKER'S RIGHTS STANDARDS FOR THE FOLLOWING REASONS:

     This is the third year that this proposal has been offered by the Comptroller of the City of New York. Even though the proposal received less than 7% of the shares voted at the 2002 annual meeting, rules of the Securities and Exchange Commission require the Company to include the proposal as a matter to be presented at this year's annual meeting. The proponents have submitted the proposal notwithstanding that, in the intervening year, to the Company's knowledge there have been no changes concerning these alleged abuses involving the Company or its suppliers.

     As noted in the last two years' statements opposing the proposal, the Company has long supported human rights in the workplace, and the Company's policies and procedures have reflected those values for many years. The Company's Code of Ethics, its Statement of Business Ethics, and its buying agreements with domestic and international suppliers require all suppliers and suppliers' vendors not to use child or forced labor and to comply with applicable laws and regulations in the production of goods and services for, and in their conduct of business with, the Company. The Company is committed, and expects its suppliers to be similarly committed, to operating within the spirit and letter of laws and regulations affecting the Company's business and employees.

     To fulfill its commitment, beginning in 1997 the Company implemented a five-part compliance program for its international suppliers consisting of (i) informing suppliers of the Company's policy, (ii) inquiring into suppliers' policies, (iii) verifying suppliers' responses to the Company's inquiries, (iv) entering into contracts containing representations on this issue, and (v) randomly and periodically inspecting suppliers' manufacturing facilities for compliance during contract fulfillment.

     The Company regularly conducts seminars on the requirements of its Code of Ethics and Statement of Business Ethics for the Company's merchants/buyers, distributes its Code of Ethics and Statement of Business Ethics to management employees, and outlines on a continuous basis its policies and procedures to domestic and foreign suppliers. Through its buying agreements, the Company obtains representations from suppliers (both domestic and international) that they, and their vendors, do not permit the use of child or forced labor and that their operations comply with all applicable laws and regulations.

     Because of the Company's high ethical standards and ongoing efforts in these areas, the Company does not believe that adoption of the standards in the shareholder proposal is necessary. Further, the proposal calls for third party monitoring of compliance by the Company, its suppliers, and their vendors, which would require expenditures beyond any benefit such third party compliance procedures reasonably could be expected to provide.

     FOR THESE REASONS, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL.

                                   PROPOSAL 3
                 SHAREHOLDER PROPOSAL ON SHAREHOLDER RIGHTS PLAN

     The third proposal to be voted upon at the Annual Meeting asks the shareholders to consider a proposal of the Trowel Trades S&P 500 Index Fund ("Trowel Trades"), P.O. Box 75000, Detroit, Michigan 48275, owner of 15,500 shares of the Company's Common Stock. Trowel Trades has offered the following proposal, which, to be approved, requires the affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting:

SHAREHOLDER PROPOSAL:

     RESOLVED, That the shareholders of Lowe's Companies, Inc. (hereinafter "the Company") request the Board of Directors to redeem the shareholder rights plan that was adopted in 1988 and renewed in 1998 unless such plan is approved by a majority vote of shareholders to be held as soon as may be practicable.

                       SHAREHOLDER'S SUPPORTING STATEMENT

     In 1988 the Company's Board of Directors adopted a shareholder rights plan, commonly known as a "poison pill," without shareholder approval. The plan was renewed in 1998, again without shareholder approval. This plan is an anti-takeover device that can adversely affect shareholder value by discouraging takeovers that could be beneficial to shareholders.

     Poison pills, according to the book "Power and Accountability" by Nell Minow and Robert Monks: "amount to major de facto shifts of voting rights away from shareholders to management on matters pertaining to the sale of the corporation. They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders."

     Thus it is no surprise that the Shareholder Bill of Rights adopted by the Council of Institutional Investors, whose members represent nearly $2 trillion in benefit fund assets, calls for poison pills to be approved by shareholders before they take effect.

     At a minimum, the shareholders of our Company should have the right to vote on the necessity of adopting such a powerful anti-takeover weapon. Therefore, your support for this proposal is respectfully sought.

COMPANY RESPONSE:

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THE PROPOSAL RESPECTING THE SHAREHOLDER RIGHTS PLAN FOR THE FOLLOWING
REASONS:

     The Company has had a shareholder rights plan in effect since 1988. This type of plan sometimes is referred to as a "poison pill" and is challenged by the foregoing proposal. In the event of an acquisition or change of control of the Company, the Board of Directors believes that the rights plan can significantly enhance shareholder value. The rights plan provides the Board of Directors with more time to negotiate and to make a decision in a transaction involving a change of control of the Company.

     Shareholder rights plans are designed to enhance shareholder value, and there is no empirical evidence that they adversely affect shareholder value by discouraging takeovers that could be beneficial to shareholders, as alleged by the proponents. On balance, shareholders of a corporation with a rights plan do better in the event of a change of control than shareholders of those companies that do not have a rights plan. With a rights plan in place, any person proposing an acquisition of a company is required to negotiate with the board of directors, rather than merely announcing a takeover and moving forward.

     A 1997 study prepared by the Georgeson & Company's research department determined that companies with rights plans received $13 billion in additional takeover premiums during the period 1992-1996, and shareholders of companies without rights plans may have given up $14.5 billion in value. Investment banking firms that have studied the matter usually have concluded that adoption of a rights plan has no effect on the stock prices of companies that are not the subject of takeover speculation. Indeed, the price history of the Company's Common Stock since adoption of the rights plan demonstrates that there has been no adverse effect on the value of the Common Stock; since 1988 the Company's stock price has appreciated in excess of a 25% compound annual rate.

     The purpose of the rights plan is to protect against inadequate offers and abusive tactics and increase the bargaining power of the Board of Directors -- all of which should result in higher value for shareholders. The Company is organized under North Carolina law, and North Carolina law requires each director to make decisions in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the corporation. North Carolina law also specifically authorizes rights plans. In adopting a rights plan in 1988 and renewing it in 1998, the Board gave careful consideration to the effects of a rights plan on shareholders of the Company and, after consultation with outside financial and legal advisors, concluded that the rights plan would benefit the Company's shareholders. The Board of Directors continues to hold this view.

     FOR THESE REASONS, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL.

                                   PROPOSAL 4

        SHAREHOLDER PROPOSAL ON BYLAW AMENDMENT TO REQUIRE AN INDEPENDENT
             DIRECTOR TO SERVE AS CHAIRMAN OF THE BOARD OF DIRECTORS

     The fourth proposal to be voted upon at the Annual Meeting asks the shareholders to consider a proposal of Financial Investors Trust, 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202-5627, on behalf of the United Association S&P 500 Index Fund ("United Association"), owner of 55,757 shares of the Company's Common Stock. United Association has offered the following proposal, which, to be approved, requires the affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting:

SHAREHOLDER PROPOSAL:

     RESOLVED: The shareholders of Lowe's Companies, Inc. ("Company") urge the Board of Directors to amend the Company's bylaws to require that an independent director -- as defined by the rules of the New York Stock Exchange ("NYSE") -- who has not served as an officer of the Company be its Chairman of the Board of Directors.

                       SHAREHOLDER'S SUPPORTING STATEMENT

     The recent wave of corporate scandals at such companies as Enron, WorldCom and Tyco has resulted in renewed emphasis on the importance of independent directors. For example, both the NYSE and the NASDAQ have proposed new rules that would require corporations that wish to be traded on them to have a majority of independent directors.

     Unfortunately, having a majority of independent directors alone is clearly not enough to prevent the type of scandals that have afflicted Enron, WorldCom and Tyco. All of these corporations had a majority of independent directors on their boards when the scandals occurred.

     All of these corporations also had a Chairman of the Board who was also an insider, usually the Chief Executive Officer ("CEO"), or a former CEO, or some other officer. Obviously, no matter how many independent directors there are on a board, that board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that board is also the CEO, former CEO or some other officer of the company.

     We respectfully urge the board of our Company to dramatically change its corporate governance structure and the public's perception of it by having an independent director serve as its Chairman who is not a former CEO.

     Although this change would be dramatic, it would hardly be radical. In the United Kingdom it is common to separate the offices of Chairman and CEO. In 1996, a blue ribbon commission on Director Professionalism of the National Association of Corporate Directors recommended that an independent director should be charged with "organizing the board's evaluation of the CEO and providing continuous ongoing feedback; chairing executive sessions of the board; setting the agenda with the CEO, and leading the board in anticipating and responding to crises.

COMPANY RESPONSE:

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THE PROPOSAL TO REQUIRE THAT AN INDEPENDENT DIRECTOR SERVE AS CHAIRMAN OF THE BOARD OF DIRECTORS.

     The Board of Directors recommends that shareholders reject this proposal. The Board believes that the Company is well served by having one person, Robert
L. Tillman, serve as Chairman of the Board and Chief Executive Officer. Mr. Tillman acts as the link between the Board and the operating company and provides critical leadership in achieving the Company's strategic objectives. All of the directors of the Company, except Mr. Tillman, are independent directors. In addition to being Chief Executive Officer, Mr. Tillman serves as Chairman of the Board, but he has no greater or lesser vote on matters considered by the Board than does any other director.

     All of the directors, including Mr. Tillman, are bound by the fiduciary obligations imposed by North Carolina law, which are discussed in some detail in the Company's response to Shareholder Proposal 3. Separating the offices of Chairman and Chief Executive Officer does not better enable any director to fulfill his or her fiduciary duties. The Company's practice of having one individual perform both roles is consistent with the widespread practice of major companies and with current United States law, including the Sarbanes-Oxley Act of 2002. Recent regulations proposed and promulgated by the Securities and Exchange Commission and the New York Stock Exchange respecting corporate governance, including specifically additional requirements for independent directors, do not in any way require the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Company's ten independent directors regularly meet without Mr. Tillman, the Company's only officer/director, in attendance. This practice is consistent with a proposed New York Stock Exchange regulation, which would require NYSE-listed companies to empower the independent directors to meet under such circumstances. The Company's corporate governance guidelines provide that the Chairman of its Corporate Governance Committee, an independent director, preside over these meetings.

     If, in the future, the Board should determine that the two offices should be separated, it can do so, but so long as it believes it should be joined in the person of Mr. Tillman, the Company's Board of Directors should not be constrained by a bylaw requiring that the two positions be separate.

     FOR THESE REASONS, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL.

                             ADDITIONAL INFORMATION

     The cost of solicitations of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally, by telephone, by telegraph or by certain employees of the Company. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of Georgeson Shareholder Communications Inc. to solicit proxies for the Annual Meeting at an anticipated cost of $18,000 (plus handling fees).

     Where a choice is specified with respect to any matter to come before the meeting, the shares represented by the proxy will be voted in accordance with such specifications.

     Where a choice is not so specified, the shares represented by the proxy will be voted "FOR" proposal 1 and "AGAINST" proposals 2, 3 and 4 as set forth in the Notice of Annual Meeting and Proxy Card.

     Management is not aware that any matters other than those specified herein will be presented for action at the meeting, but if any other matters do properly come before the meeting, the persons named as Proxies will vote upon such matters in accordance with their best judgment.

     In the election of Directors, a specification to withhold authority to vote for the slate of management nominees will not constitute an authorization to vote for any other nominee.

                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2004 Annual Meeting must be received by the Board of Directors for consideration for inclusion in the Proxy Statement and form of proxy relating to that meeting on or before December 17, 2003. In addition, if the Company receives notice of a shareholder proposal after March 2, 2004, the persons named as Proxies in the Proxy Statement for the 2004 Annual Meeting will have discretionary voting authority to vote on such proposal at the 2004 Annual Meeting.

                                  ANNUAL REPORT

     The Annual Report to shareholders accompanies this Proxy Statement. The Company's report to the Securities and Exchange Commission on Form 10-K for the Fiscal Year ended January 31, 2003 is available upon written request addressed to Lowe's Companies, Inc., Investor Relations Department, 1605 Curtis Bridge Road, Wilkesboro, NC 28697.

By order of the Board of Directors,

/s/ Stephen A. Hellrung

STEPHEN A. HELLRUNG
Senior Vice President,
General Counsel & Secretary

Wilkesboro, North Carolina
April 16, 2003

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER

                       AMENDED AND RESTATED APRIL 4, 2003

                             LOWE'S COMPANIES, INC.
                       BOARD OF DIRECTORS AUDIT COMMITTEE

PURPOSE

     The Audit Committee (the "Committee") is established by the Board of Directors (the "Board") of Lowe's Companies, Inc. (the "Company") as an independent and objective committee of the Board. The primary purpose of the Committee is to assist the Board in overseeing the (1) integrity of the financial statements of the Company, (2) compliance by the Company with its established internal controls, legal and regulatory requirements and (3) independence and performance of the Company's independent auditor and internal auditors.

COMPOSITION AND PROCEDURE

     The Committee shall consist of at least three (3) directors. The members of the Committee shall qualify as "independent" under the rules of the New York Stock Exchange and, as applicable, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). The members of the Committee must meet the financial literacy requirements of, and at least one member of the Committee shall have the expertise required by, the rules of the New York Stock Exchange.

     The members of the Committee shall be nominated by the Governance Committee of the Board and appointed by the Board in accordance with the Bylaws of the Company. The members of the Committee shall serve at the pleasure of the Board for such term or terms as the Board may determine. The Board shall designate the Chairperson of the Committee. Except as expressly provided in this Charter, the Bylaws of the Company or the Corporate Governance Guidelines of the Company, the Committee shall fix its own rules of procedure.

     The Committee shall have full and unrestricted access to all personnel, records, operations, properties and other informational sources of the Company as required to properly discharge its responsibilities. Further, the Committee is granted the authority to investigate any activity of the Company, and all employees are directed to cooperate as requested by members of the Committee. The Committee will also be empowered to retain outside counsel or persons having special competencies as necessary to assist the Committee in fulfilling its responsibilities. The Committee shall meet at such times as it deems necessary, but not less frequently than quarterly, and shall make regular reports to the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Committee shall have the following authority and responsibilities:

     o To be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) which firm shall report directly to the Committee.

     o To provide a focal point for communication between the independent auditor, Internal Audit, management and the Board.

     o To review and reassess the adequacy of this Charter annually and submit changes to the Board for approval.

     o To recommend to the Board whether the Company's annual audited financial statements should be included in the Company's Form 10-K. In connection with such recommendation:

          o To review with management of the Company's annual audited financial statements, including major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company's financial statements;

          o To discuss with the independent auditor of the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit; and

          o To review and discuss with the independent auditor of the written disclosures required by Independence Standards Board Standard No. 1 and the independent auditor's independence.

     o To conduct a review with management and the independent auditor of the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

     o To review with management and the independent auditor at least annually the effect of significant regulatory and accounting initiatives, as well as off balance sheet structures, on the Company's financial statements.

     o To discuss with management, the independent auditor and Internal Audit, their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company, particularly the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

     o To meet periodically with management to review the Company's major financial risk-exposures and the steps management has taken to monitor and control such exposures.

     o As necessary, to review an analysis prepared by management and/or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     o To review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

     o    To approve any change of the lead audit partner.

     o To review with the senior audit partner and management the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

     o Based on disclosures received from, and discussions with, the independent auditor regarding the auditor's independence, if so determined by the Committee, to recommend that the Board take appropriate action to ensure the independence of the auditor.

     o To consider whether the provision of non-audit services by the independent auditor is compatible with maintaining the independent auditor's independence.

     o To review the scope and general extent of the independent auditor's audit examination prior to the annual audit, taking into account the Vice President of Internal Audit's evaluation for the performance of the independent accountants, including the degree of audit coordination and overall audit coverage.

     o To review and concur in the appointment, annual performance appraisal, replacement, reassignment or discharge of the Vice President of Internal Audit.

     o To review with the Vice President of Internal Audit the department's scope, staffing, training/development, budget and audit schedule, including the risk assessment upon which the audit schedule was developed, as well as plans for reviews of the Company's information systems, procedures and controls.

     o To review and approve the initial audit plan and any significant subsequent changes in the plan, the results of internal audit activities, including the independence, objectivity and qualifications of the internal audit staff, and periodically review and approve the Internal Audit Department's charter.

     o To review with the independent auditor any problems or difficulties the auditor may have encountered, including:

          o Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management;

          o    Any changes required in the planned scope of the internal audit;
               and

          o The internal audit department responsibilities, budget and staffing.

     o To prepare the report required by the rules of the Commission to be included in the Company's annual proxy statement.

     o To periodically review management's monitoring of compliance with the Company's Code of Ethics, including disclosures of insider and affiliated party transactions, and conduct or monitor any special investigations of conflict of interest and compliance with federal, state and local laws and regulations as may be warranted.

     o To periodically obtain reports from management and the Company's senior internal auditing executive that the Company is in conformity with applicable accounting requirements, internal controls and the Company's Code of Ethics.

     o To periodically review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     o To meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

     o To preapprove all engagements for audit and non-audit services permitted under the Exchange Act to be performed for the Company by its independent auditor and to establish policies and procedures for the pre-approval of such engagements in compliance with the rules and regulations of the Commission.

     o To ensure the rotation of audit partners in accordance with applicable law.

     o To set policies for hiring current or former partners, principals, shareholders or professional employees of the independent auditor in accordance with applicable law.

     o To review a report from the independent auditor annually prior to the filing of the Company's Form 10-K and prior to any other filing of an audit report with the Commission on:

          o All critical accounting policies and practices used by the Company;

          o All alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

          o Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     o To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

DELEGATION

     The Committee may delegate in writing to the Chairperson of the Committee, as a subcommittee of the Committee, the authority to grant preapprovals of engagements related to audit services and non-audit services permitted under the Exchange Act, provided that decisions of the Chairperson to grant preapprovals shall be presented to the full Committee at its next scheduled meeting and subject to the disclosure provisions of the Exchange Act. In addition, the Committee may, in its discretion, delegate all or a portion of its authority and responsibilities to a subcommittee of the Committee when appropriate.

LIMITATION OF COMMITTEE'S ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditor.

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                          DIRECTIONS TO THE PARK HOTEL

  FROM CHARLOTTE DOUGLAS INTERNATIONAL AIRPORT:

  Take airport freeway to Billy Graham Parkway South. Follow Billy Graham until the road name changes to Woodlawn Road. Cross 3 intersections (Old Pineville Road, South Boulevard and Park Road). Woodlawn becomes Runnymede at the intersection of Selwyn Avenue. Continue straight on Runnymede. At the second light turn right onto Colony Road. Turn right onto Roxborough Road. Turn right onto Rexford, and The Park Hotel is on the left.

  FROM I-85 NORTH:

  Take Billy Graham Parkway Exit #33. Follow Billy Graham until the road name changes to Woodlawn Road. Cross 3 intersections (Old Pineville Road, South Boulevard and Park Road). Woodlawn becomes Runnymede at the intersection of Selwyn Avenue. Continue straight on Runnymede. At the second light turn right onto Colony Road. Turn right onto Roxborough Road. Turn right onto Rexford, and The Park Hotel is on the left.

  FROM I-85 SOUTH:

  Take Billy Graham Parkway Exit #33. Follow Billy Graham until the road name changes to Woodlawn Road. Cross 3 intersections (Old Pineville Road, South Boulevard and Park Road). Woodlawn becomes Runnymede at the intersection of Selwyn Avenue. Continue straight on Runnymede. At the second light turn right onto Colony Road. Turn right onto Roxborough Road. Turn right onto Rexford, and The Park Hotel is on the left.

  FROM I-77 SOUTH:

  Take Exit #5, Tyvola Road and turn left at the end of the ramp. Continue on Tyvola Road. At the intersection of Park Road and Tyvola Road, cross Park Road, Tyvola becomes Fairview Road. Continue on Fairview. At Barclay Downs (First Union is on the left) turn left. Turn right at the light (second intersection) onto Morrison Boulevard. Turn left onto Coca-Cola Boulevard (first left). Turn right onto Rexford Road, and The Park Hotel is on the right.

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                                                                    LOWE'S-PS-03